UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20551

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	To Be Assigned*	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P. O. Box 1340 Suffolk, Virginia		23439
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

n/a

(Former name or former address, if changed since last report)

*	This current report on Form 8-K is filed by Registrant as successor issuer to SuffolkFirst Bank (the “Bank”) by share exchange. The Bank’s common stock previously was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, pursuant to Section 12(i) of the Exchange Act, the Bank’s periodic reports were filed with the Board of Governors of the Federal Reserve System. Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act by virtue of Rule 12g-3(a) under the Exchange Act.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Completion of Reorganization and Share Exchange

First Bankshares, Inc., a Virginia corporation (the “Registrant”), was incorporated on March 4, 2008, by and at the direction of the board of directors of SuffolkFirst Bank, a Virginia banking corporation (the “Bank”), for the sole purpose of acquiring the Bank and serving as the Bank’s parent bank holding company. Effective August 15, 2008 (the “Effective Time”), we acquired the Bank in a statutory share exchange (the “Reorganization”) effected under Virginia law and in accordance with the terms of an Agreement and Plan of Reorganization and related Plan of Share Exchange by and between the Registrant and the Bank, dated March 5, 2008 (together, the “Reorganization Agreement”). Prior to the Effective Time, we had no material assets and had not conducted any business or operations except for activities related to our organization and the Reorganization.

The Reorganization and the Reorganization Agreement were previously approved by the Bank’s shareholders at the Bank’s Annual Meeting held on May 8, 2008. Pursuant to the Reorganization Agreement, at the Effective Time each of the outstanding shares of the Bank’s $3.20 par value common stock formerly held by its shareholders was converted into and exchanged for one newly issued share of our $3.20 par value common stock, and the Bank became our wholly-owned subsidiary. The shares of our common stock issued to the Bank’s shareholders were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Section 3(a)(12) of that Act.

Also at the Effective Time, we adopted the Bank’s 2003 Stock Option Plan (the “Plan”) as our own (now, the First Bankshares, Inc. Stock Option Plan), and each then outstanding option to purchase shares of the Bank’s common stock (“Stock Options”) under that Plan was converted into an option to purchase the same number of shares of our common stock on the same terms and conditions as were in effect with respect to those outstanding Stock Options under the Plan and the written agreement relating thereto.

Our directors are the same as those of the Bank. In the Reorganization, each shareholder of the Bank received securities of the same class, having substantially the same designations, rights, powers, preferences, qualifications, limitations and restrictions, as those that the shareholder held in the Bank, and our current shareholders own the same percentages of our common stock as they previously owned of the Bank’s common stock.

The conversion of shares of our capital stock in the Reorganization occurred without an exchange of certificates. Accordingly, as of the Effective Date certificates formerly representing shares of outstanding capital stock of the Bank are deemed to represent the same number of shares of our capital stock. However, our board of directors has determined that it is in our and our shareholders’ best interests to effect a formal exchange of certificates. Shareholders will be provided with the information necessary to receive new certificates representing the same number of shares of our capital stock.

Prior to the Effective Time, the Bank’s common stock was registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, it filed annual and quarterly reports, proxy statements and other information with the Board of Governors of the Federal Reserve (“Federal Reserve”). Upon consummation of the Reorganization, our common stock was deemed to be registered under Section 12(b) of the Exchange Act, pursuant to Rule 12g-3(a) promulgated thereunder. This current report on Form 8-K, among other things, serves as notice that we are the successor issuer to the Bank under Rule 12g-3(a) and are subject to the information requirements of the Exchange Act and will file reports, proxy statements and other information with the Securities and Exchange Commission. This Current Report on Form 8-K is our initial report under the Exchange Act.

Prior to the consummation of the Reorganization, the Bank’s common stock was traded on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “SUFB”. Effective August 18, 2008, our common stock began trading on Nasdaq under the same ticker symbol.

We are a Virginia business corporation subject to the Bank Holding Company Act of 1956, as amended. As such, we are subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. We have no other subsidiaries. Our principal office is the same as the Bank’s principal office and is located at 3535 Bridge Road, Suffolk, Virginia. Our telephone number at that address is (757) 934-8200.

The Bank is an insured, Virginia state-chartered commercial bank which was incorporated in 2002 and commenced banking operations in 2003 and which engages in a general commercial and consumer banking business. The Bank’s operations are primarily retail oriented and are aimed at individuals and small to medium-sized businesses located in its market area. The Bank will continue to exist, and to conduct its business, in the same manner and under the same name as it did before the Reorganization.

On August 15, 2008, the Bank issued a press release to announce the effectiveness of the Reorganization. A copy of the press release is set forth as Exhibit 99.8 to this current report on Form 8-K.

Description of Our Common Stock

The following summary description of our capital stock is qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are set forth as Exhibit 3.1 and Exhibit 3.2, respectively, to this current report on Form 8-K.

Authorized and Outstanding Capital Stock. We are authorized to issue up to ten million shares of our common stock, par value $3.20 per share. Shares of our common stock represent equity interests in First Bankshares, Inc. They are not bank deposits or savings accounts and are not insured or guaranteed by the FDIC or any other governmental agency or by the Bank.

Common Stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to certain limitations on the payment of dividends, holders of our common stock are entitled to receive dividends as and when declared by our board of directors for which funds are legally available.

All shares of our common stock to be issued in the reorganization will be fully paid and nonassessable. Holders of our common stock will not be entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect, by plurality vote, all of the directors then standing for election. Holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

Anti-Takeover Provisions. Our articles of incorporation contain a supermajority provision that enhances the ability of the board of directors to discourage unwelcome attempts to acquire significant control of us. The supermajority provision imposes a higher voting requirement for approval of certain transactions that have not been approved and recommended by at least two-thirds of the members of our board of directors. This provision is designed to and often does have an anti-takeover effect by discouraging takeover attempts that have not been negotiated with and approved by our board of directors. Among those takeover attempts which can be discouraged by these provisions are takeovers that some shareholders may deem to be in their best interests. To the extent that these takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These anti-takeover provisions also can discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and potentially could adversely affect the market price of our common stock.

The supermajority provision of our articles of incorporation that has anti-takeover implications was not adopted in response to or with knowledge of any existing or threatened takeover attempts or “unfriendly” efforts to gain control of the Bank or of us. Rather, this provision provides standard corporate protections common among bank holding companies which our organizing directors believed to be in the best interests of shareholders.

Our articles of incorporation do not provide for staggered terms for the members of the board of directors. A staggered board is generally considered to be another provision that has anti-takeover implications, but our board of directors has determined that such a provision is not necessary for us.

Size and Classification of Board of Directors. Our articles of incorporation provide for a board of directors consisting of a number of individuals as may be fixed or provided for in our bylaws. Our bylaws provide for a board of directors consisting of a minimum of seven and a maximum of 15 individuals and also provide that directors serve one-year terms. We currently have nine directors, all of whom are presently also directors of the Bank.

Transfer Agent. The Bank’s transfer agent is Registrar and Transfer Company, which will also serve as our transfer agent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Reorganization and Plan of Share Exchange, by and between First Bankshares, Inc. and SuffolkFirst Bank, dated March 5, 2008

3.1	Articles of Incorporation of First Bankshares, Inc.

3.2	Bylaws of First Bankshares, Inc.

99.1*	SuffolkFirst Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2007

99.2*	SuffolkFirst Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

99.3*	SuffolkFirst Bank’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008

99.4*	SuffolkFirst Bank’s Current Report on Form 8-K dated January 9, 2008

99.5*	SuffolkFirst Bank’s Current Report on Form 8-K dated January 17, 2008

99.6*	SuffolkFirst Bank’s Current Report on Form 8-K dated March 10, 2008

99.7*	SuffolkFirst Bank’s Current Report on Form 8-K dated March 26, 2008

99.8	SuffolkFirst Bank’s press release dated August 15, 2008

*	As originally filed by the Bank with the Board of Governors of the Federal Reserve System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKSHARES, INC. (Registrant)

Date: August 18, 2008	By:	/s/ Robert E. Clary
Robert E. Clary Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 2.1	Agreement and Plan of Reorganization and Plan of Share Exchange, by and between First Bankshares, Inc. and SuffolkFirst Bank, dated March 5, 2008

Exhibit 3.1	Articles of Incorporation of First Bankshares, Inc.

Exhibit 3.2	Bylaws of First Bankshares, Inc.

Exhibit 99.1	SuffolkFirst Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2007

Exhibit 99.2	SuffolkFirst Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

Exhibit 99.3	SuffolkFirst Bank’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008

Exhibit 99.4	SuffolkFirst Bank’s Current Report on Form 8-K dated January 9, 2008

Exhibit 99.5	SuffolkFirst Bank’s Current Report on Form 8-K dated January 17, 2008

Exhibit 99.6	SuffolkFirst Bank’s Current Report on Form 8-K dated March 10, 2008

Exhibit 99.7	SuffolkFirst Bank’s Current Report on Form 8-K dated March 26, 2008

Exhibit 99.8	SuffolkFirst Bank’s press release dated August 15, 2008